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           Consent of Independent Certified Public Accountants

Tengasco, Inc.
Knoxville, Tennessee

             We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 1998, relating to the consolidated financial statements of Tengasco, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

             We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
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                                                BDO SEIDMAN, LLP


Atlanta, Georgia
May 19, 199